                                                                   Exhibit 21.01


                         SUBSIDIARIES OF THE REGISTRANT

                 The Registrant's subsidiaries and the state or country in which each is incorporated or organized, are as follows:


                 Cadence Design Systems (Canada) Ltd.               Canada
                 Cadence Design Systems S.A.                        France
                 Cadence Design Systems GmbH                        Germany
                 Cadence Design Systems Asia, Ltd.                  Hong Kong
                 Cadence Design Systems (Israel) Ltd.               Israel
                 Cadence Design Systems S.r.l.                      Italy
                 Cadence Design Systems K.K.                        Japan
                 Cadence Korea Ltd.                                 Korea
                 Cadence Design Systems AB                          Sweden
                 Cadence Taiwan, Inc.                               Taiwan
                 Cadence Europe Ltd.                                United Kingdom
                 Cadence Design Systems, Ltd.                       United Kingdom
                 Cadence International Sales Corporation            U.S. Virgin Islands
                 European CAD Development Ltd.                      United Kingdom
                 Cadence Design Systems (India)
                   Private Ltd.                                     India
                 Integrated Measurement Systems, Inc.               Oregon
                 Cadence Design Systems AG                          Switzerland
                 Valid Europe S.A.                                  Belgium
                 Valid Logic Systems GmbH                           Germany
                 Accent S.r.l.                                      Italy
                 Redwood Design Automation Inc.                     California
                 Alta Group of Cadence Design
                   Systems K.K.                                     Japan
                 Seely Properties, Inc.                             California
                 River Oaks Place Associates                        California